UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                                 (Rule 14a-101)
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant

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       Rule 14a-6(e)(2)).

|_|    Definitive Proxy Statement.

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|_|    Soliciting Material Pursuant to ss. 240.14a-12.


                                West Marine, Inc.
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                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


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On May 6, 2008, West Marine issued an employee communication, attached hereto as
Annex A, and sent a letter to institutional and certain other stockholders, attached hereto as Annex B.

Important Information

In connection with the solicitation of proxies, West Marine filed with the Securities and Exchange Commission (the "SEC") and mailed to stockholders a definitive proxy statement dated April 22, 2008. West Marine's stockholders are urged to read the proxy statement and any other relevant documents when they become available as they contain important information. Stockholders may obtain additional free copies of the proxy statement and other relevant documents filed with the SEC by West Marine through the website maintained by the SEC at www.sec.gov. These documents can also be obtained free of charge from West Marine at our website at www.westmarine.com under "Investor Relations--SEC Filings."

Special Note Regarding Forward-Looking Statements

The attached employee communication and letter to stockholders includes "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including forward-looking statements that are predictive or express expectations that depend on future events or conditions that involve risks and uncertainties. Actual results may differ materially from the preliminary expectations expressed or implied in these forward-looking statements due to various risks, uncertainties or other factors such as those set forth in West Marine's Form 10-K for the fiscal year ended December 29, 2007. Except as required by applicable law, West Marine assumes no responsibility to update any forward-looking statements as a result of new information, future events or otherwise.



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                                                                      ANNEX A



                               [West Marine Logo]

                             YOUR VOTE IS IMPORTANT
                          PLEASE VOTE YOUR PROXY TODAY

                                                                  May 6, 2008

Dear Fellow Associate:

         If you owned West Marine stock on the "record date" of March 26, 2008, we have previously mailed to you proxy materials in connection with the Annual Meeting of Stockholders of West Marine, Inc. to be held on May 21, 2008. Your participation in the voting process is critical at this year's meeting.

         At the meeting, stockholders are being asked to consider and vote on the election of our seven directors, to approve an amendment to our omnibus equity incentive plan (proposal 2) and to ratify the selection of our independent registered public accounting firm (proposal 3). As of current date, we may not have received your voting instructions for this important meeting. If you haven't yet done so, please take one moment of your time today to promptly vote your shares. The Board of Directors recommends a vote FOR all director nominees and FOR proposals 2 and 3.

                YOU HAVE A VESTED INTEREST IN VOTING YOUR SHARES

         Your Board of Directors, upon the recommendation of the Governance and Compensation Committee, recently adopted, subject to stockholder approval, an amendment to our Equity Incentive Plan to increase the number of registered shares available under the Plan. These additional registered shares are necessary to enable us to award grants of stock options this year to many of our Associates. You have a vested interest in voting FOR the Plan (proposal 2 on the agenda), which benefits our Associates.

         In order to enhance long-term stockholder value, West Marine needs to maintain competitive Associate incentive compensation programs to attract, motivate and retain Associates. The Equity Incentive Plan is a key component of our long-term Associate incentive compensation and retention programs and helps align the interests of our Associates with that of our other stockholders. The Plan is an important factor to ensure a continued focus in driving future stockholder value.

     Please support your Board of Directors by voting FOR all nominees in the election of directors, FOR the Equity Incentive Plan and FOR the ratification of accountants. Please take advantage of telephone and Internet voting options, which represent a fast, easy and efficient way to cast your vote. Otherwise, kindly mark, sign, date and return your proxy or voting instruction form in the postage-paid return envelope provided.

     If you have any questions you can always call or email me, or if need assistance voting your shares, please call D.F. King & Co., Inc., which is assisting us, toll-free at 1-800-549-6697.

     Thank you for your cooperation and continued support.
     Let's "Make It Happen"!!



                                     Sincerely,
                                     /s/Randy Repass
                                     RANDY REPASS
                                     FOUNDER & CHAIRMAN OF THE BOARD


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                                                                      ANNEX B


                               [West Marine Logo]

                            YOUR SUPPORT IS IMPORTANT
              PLEASE SUPPORT YOUR BOARD OF DIRECTORS WITH YOUR VOTE

                                                                  May 6, 2008



Dear Fellow Stockholder:

         We have previously mailed to you proxy materials in connection with the Annual Meeting of Stockholders of West Marine, Inc. to be held on May 21, 2008. Your participation and support for your Board of Directors is critical at this meeting.

         At the meeting, stockholders are being asked to consider and vote on the election of seven directors, to approve an amendment to our omnibus equity incentive plan (proposal 2) and to ratify the selection of our independent registered public accounting firm (proposal 3). The Board recommends a vote FOR all director nominees and FOR proposals 2 and 3.

                       WE WANT TO SET THE RECORD STRAIGHT

         As you may know, Glass Lewis has recommended a "Withhold" vote for our director nominees who sit on the Audit Committee, including Alice Richter, chairperson, Bill Westerfield and Peter Roy. We strongly disagree with their recommendations. Despite what some will have you believe, a set formulaic approach fails to take into consideration the circumstances of the situation or the roles of the Committee in strengthening our accounting practices and implementing a financial reporting structure based on best practices in the industry. Nor does a formulaic approach consider the capabilities of our current Audit Committee members! ONE SIZE DOES NOT FIT ALL!!

         We are at a critical time for our company and we need now to vigorously support these extremely valuable and insightful financial experts.

         Glass Lewis reports that because we identified material weaknesses in our internal controls resulting in a restatement of our financial statements, our Audit Committee has performed poorly. We emphatically disagree with this cause and effect theory. This restatement was driven primarily by a single material item - workers' compensation reserves. (This has been referred to as a "creeping error," built up gradually over a number of years, primarily prior to 2005.) These types of reserves require a high degree of management estimates which can easily suffer from imprecision. Additionally, unlike inventory reserves and revenue recognition, workers' comp reserves are NOT a core retail business metric. Again, these issues were primarily pre-2005. Ms. Richter did not join West Marine until January 2005 and did not become chair of the Audit Committee until 2006. Peter Roy did not join the Audit Committee until May of 2004.

         Despite assertions to the contrary, we firmly believe that our Audit Committee, led by Alice Richter, helped us bring these issues to light, successfully led our finance team through the arduous financial restatement process and every day demonstrate their commitment to accurate and reliable financial reporting at our Company.

            AUDIT COMMITTEE HAS WORKED VIGOROUSLY TO RESOLVE ISSUES

         Our Audit Committee members have worked vigorously to strengthen our accounting practices and move West Marine ahead with a financial reporting structure based on best practices in the industry. In 2006 they recommended replacing our CFO. As a result Tom Moran, our current CFO, joined us in January 2007. The Audit Committee also played a key role in terminating our Chief Accounting Officer this past April. We also recently restructured our accounting and financial reporting teams, bolstering resources and financial expertise. With our current and very committed management team, mentored by Ms. Richter, Mr. Roy and Mr. Westerfield, the company has put into effect a plan to remediate the identified deficiencies in internal control over financial reporting. Specifically, we:


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o    engaged additional professional accounting resources on a consulting basis to assist with the review of accounting policies and procedures;
o are enhancing our internal finance and accounting organizational structure by the creation of two controller positions to oversee accounting operations, technical research of GAAP accounting issues, SEC reporting and tax functions;
o are enhancing our supervisory procedures and quality control reviews within the accounting and financial reporting functions; and
o    enhanced our workers' compensation reserve analysis.

     WITH ALL OF THESE POSTIVE CHANGES, THIS IS ABSOLUTELY THE WRONG TIME TO CONSIDER VOTING AGAINST OUR CURRENT AUDIT COMMITTEE NOMINEES!

                        HIGHLY QUALIFIED AUDIT COMMITTEE

     We want to assure you that we have a highly-qualified Audit Committee which is focused on protecting the interests of our stockholders and positioning West Marine for future growth and prosperity. Our distinguished Audit Committee includes two certified financial experts:
     Alice Richter and Bill Westerfield. Both are retired partners of "Big 4" accounting firms. Ms. Richter holds the nationally-recognized "Certificate of Continuing Education" from the NACD Corporate Directors Institute, and Mr. Westerfield's audit practice was concentrated in the retail industry. Another valued Audit Committee member, Peter Roy, as a former President of Whole Foods, adds great value and business acumen, combined with financial knowledge, to round out this esteemed
     Committee. It would be nearly impossible to recruit and keep the highly-qualified talent equal to our current Audit Committee members. They take their oversight role very seriously and are actively engaged in preparing the company for future growth of our business.

         We urge you to seriously consider our recommendation. I believe as the Chairman of West Marine and one of its major stockholders that we all will continue to benefit from the experience, counsel and wisdom of Ms. Richter, Mr. Westerfield and Mr. Roy. We truly believe that their continued service on our Audit Committee serves not only West Marine's best interests, but also yours as our stockholder.

         RiskMetrics Group (formerly ISS) has recommended a vote "For" all of our director nominees with the exception of Peter Roy, again an Audit Committee member, because he attended 71% of the combined audit and Board meetings, just slightly under RiskMetrics' 75% threshold. As our Board (and Audit Committee particularly) were very involved in oversight of the restatement issues, there were a total of 21 meetings held during 2007, much more than in prior years. Many of the meetings were scheduled at the last minute and unfortunately Mr. Roy had previous commitments. However, he reviewed the materials and often discussed the issues with the Audit Committee chair. On one occasion he was too ill to attend one of the scheduled meetings. We know that Mr. Roy is extremely committed to the company and is a very valued contributor.

  HELP US TO ATTRACT AND RETAIN KEY ASSOCIATES BY VOTING "FOR" OUR EQUITY PLAN

         To enhance long-term stockholder value, we need to maintain competitive incentive compensation programs to attract motivate and retain our associates all of whom are vital to the progress of our company. Although Glass Lewis recommended a vote "For" our Equity Incentive Plan, RiskMetrics recommended a vote "Against" it. We passed their "Shareholder Value Transfer" test, but failed purely on the burn rate attributable to 2005. We have worked hard to have our Equity Incentive Plan meet shareholder value by specifically prohibiting repricing without shareholder approval and by allowing for a fungible pool design. We truly believe that our Equity Incentive Plan is a key component of West Marine's long-term associate incentive compensation and retention programs and aligns the interests of our associates with those of our other stockholders. The Plan is an important factor to ensure a continued focus in driving future stockholder value, so we ask that you look beyond the purely mechanical approach and vote FOR our proposal (please see Proposal No. 2 in our 2007 Proxy Statement for more information).

         Please support your Board of Directors by voting FOR all nominees in the election of directors, FOR the omnibus equity incentive plan and FOR the ratification of accountants. Please vote by telephone, via the Internet, or kindly mark, sign, date and return your proxy or voting instruction form in the postage-paid return envelope provided.

         If you have any questions, please call me at (831) 761-4222.

         Thank you for your cooperation and continued support.

                                   Sincerely,
                                   /s/ Randy Repass
                                   RANDY REPASS
                                   FOUNDER & CHAIRMAN OF THE BOARD